EXHIBIT 10.24



                                    AGREEMENT


         This Agreement, dated as of February 28, 1997, is between Tel-Save, Inc., a Pennsylvania corporation ("TS"), and Group Long Distance, Inc., a Florida corporation (the "Company") (collectively, the "Parties").

         WHEREAS, TS and the Company entered into that certain Advance Agreement, dated as of July 11, 1996 (the "Advance Agreement") as amended by that certain Consent and Amendment, dated as of December 2, 1996 (the "Consent and Amendment"), which was subsequently amended by that certain Amendment to Consent and Amendment, dated as of January 31, 1997 (the "Amendment to Consent and Amendment"); and

         WHEREAS, the Parties seek to amend the terms of the Advance Agreement, as amended, as more fully set forth herein, with the intention that repayment of the balance of the Advance, as defined in the Agreement, be suspended beginning with the mandatory prepayment due in March 1997, and that commencing on October 31, 1997, the Company make monthly mandatory prepayments of $125,000 (plus interest at the Applicable Rate of 6.5% as defined in the Advance Agreement), until the Advance is repaid in full, provided, however, that the terms of this Agreement shall not be effective if the Public Offering by the Company is not consummated by April 15, 1997; and

         WHEREAS, TS has advised the Company that the principal balance projected to be outstanding under the Agreement at March 1, 1997 will be approximately $2,582,983.

         NOW, THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         The Advance Agreement

                  1. The Advance Agreement, as amended, is hereby further amended as follows, such amendments to be, for all purposes, effective as of December 2, 1997:

                           a. The term "Early Payment Date" shall be amended to mean April 15, 1997.

                           b. The term "New Date" shall be amended to mean October 31, 1997.

                           c.      The term "Final Maturity Date" defined in
                           Section 1(j) shall be amended to mean June 11, 1999.

                           d. Section 2(d)(i) thereof is deleted in its entirety and replaced with the following:

                                     10.24-1

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                                    "(i) Effective March 1, 1997, on each
                                    Prepayment Date commencing on the New Date such principal amount of the Advance as shall equal $125,000, together with the interest payable on the Advance on such Prepayment Date, shall be prepaid and shall be due and payable; provided that the last payment due on the Final Maturity Date shall equal the remaining principal amount of the Advance remaining outstanding, together with interest payable on such amount."

                           e. Section 2(d)(ii) thereof is deleted in its entirety and replaced with the following:

                                    "(ii) This section intentionally omitted."

                           f. Section 2(d)(iii) thereof, as amended, is further amended to substitute for the phrase "March 1, 1997" the phrase "April 15, 1997".

                           g. Section 2(d)(iv) thereof, as amended, is deleted in its entirety and replaced with the following:

                                    "(iv)  This section intentionally omitted."

                           h. Section 2(d)(v) thereof is amended to delete the phrase "the proviso at the end of".

                           i. Section 2(e) thereof is deleted in its entirety and replaced with the following:

                                    "(e) This section intentionally omitted."

                           j. Section 3(b) thereof, as amended, is further amended to substitute for the phrase "December 31, 1996" the phrase "April 15, 1997".

         2. The amendments contained in paragraphs (a) through (j) of Section 1 of this Agreement shall not be effective in the event the Public Offering is not consummated by April 15, 1997 and the Agreement, as previously amended by the Consent and Amendment and the Amendment to the Consent and Amendment, shall read as if this Agreement had never been executed.

                                     10.24-2

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        GROUP LONG DISTANCE, INC.

                                        By:      /s/ Gerald M. Dunne, Jr.
                                                 --------------------------
                                                 Gerald M. Dunne, Jr.
                                                 Chief Executive Officer

                                        TEL-SAVE, INC.

                                        By:      /s/
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                     10.24-3